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                                                                     EXHIBIT 9.1


                                    [LETTERHEAD]



                          CONSENT OF INDEPENDENT AUDITORS'


Board of Directors and Shareholders
World Gaming Plc

We hereby consent to the use of our audit report dated July 20, 2001 in this Form 20-F of World Gaming Plc for the year ended April 30, 2001, which is part of and relates to the consolidated financial statements contained in this Form 20-F, and all references to our firm included in this Form 20-F. We also hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (SEC File No. 333-70056) of World Gaming Plc of said audit report.


/s/ HJ & Associates, LLC

HJ & Associates, LLC
Salt Lake City, Utah
October 29, 2001